                                                                 Exhibit 4(g)(v)
                                SPECIMEN OF NOTE

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF A BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY GOVERNMENTAL AGENCY.

                              WACHOVIA CORPORATION

                   7.45% Global Senior Notes due July 15, 2005

R-1                                                              CUSIP 92977lAQ6

                                                                    $400,000,000

     WACHOVIA CORPORATION, a North Carolina corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on July 15, 2005 (the "Maturity Date"), and to pay interest thereon from July 13, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing on January 15, 2001, at the rate of 7.45% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 next preceding the relevant Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices or agencies of the Trustee maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Notwithstanding the foregoing, while the Securities of this series are represented by one or more Book-Entry Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal of and interest on such Book-Entry Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer, to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                        WACHOVIA CORPORATION



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


[Seal]

Attest:




-------------------------
Name:
Title:


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:
                                           ---------------------------------

                                 REVERSE OF NOTE

                              WACHOVIA CORPORATION

                  7.45% Global Senior Notes due July 15, 2005

                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 15, 1996 (herein called the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $550,000,000.

                 In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security of this series shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of this Security) payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                 The indebtedness evidenced by this Security is unsecured, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions.

                 If an Event of Default (as defined in the Indenture) with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Indenture provides that a Subsidiary may assume the obligations of the Company under the Indenture and the Securities, subject to the satisfaction of certain conditions, including the Company's guaranteeing of the Subsidiary's obligations under this Security and the Indenture.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Company or any successor corporation shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities of this series such additional amounts as are necessary in order that the net payment by the Company or any successor corporation or a paying agent of the principal of and interest on the Securities of this series to a holder who is a Non-U.S. person (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the Securities of this series is made by the Company or any successor corporation or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax, or any other jurisdiction in which the Company or any successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, shall not be less than the amount provided in the Securities of this series to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

          (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as: being or having been present or engaged in trade or business in the United States or having or having had a permanent establishment in the United States; having a current or former relationship with the United States as a citizen or resident thereof; being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or being or having been a "10-percent shareholder" of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision;

          (2) to any holder that is not the sole beneficial owner of the Securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Securities, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, assessment or other governmental charge;

          (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

          (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 30 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to an estate, inheritance, gift, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any

     Security, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any combination of items (l), (2), (3), (4), (5),
     (6) or (7) above.

          Notwithstanding the above, the Company or any successor corporation shall pay any present or future stamp, court or documentary taxes or any excise taxes or property taxes, charges or similar levies which arise from the execution, delivery or registration of the Securities of this series or any other document or instrument relating thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than any jurisdiction from or through which payment on the Securities of this series is made by the Company or any successor corporation or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax or any other jurisdiction in which the Company or any successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax.

          The Securities of this series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

          As used herein, the term "U.S. person" means: a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if the trust elects under United States Treasury Regulations to be treated as a U.S. person. A "Non-U.S. person" means a person who is not a U.S. person.

          If (1) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after July 6, 2000, the Company becomes or shall become obligated to pay additional amounts as described above, or (2) any act is taken by a taxing authority of the United States on or after July
6, 2000, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, at its option, redeem the Securities of this series, in whole but not in part, on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Securities of this series, together with interest accrued but unpaid thereon to the date fixed for redemption; provided that the Company determines, in its reasonable business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Securities of this series. No redemption pursuant to (2) above may be made unless the Company shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it shall or may be required to pay the additional amounts described above and the Company shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company shall be entitled to redeem the Securities of this series pursuant to their terms.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS
                                  -------------

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

        TEN-COM - as tenants in common

        TEN ENT - as tenants by the entireties

        JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT      _________________Custodian _________________
                               (Cust.)                            (Minor)

                               _________Under.Uniform.Gifts.to.Minor.Act________
                                                     (State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________

_____________________________________________________

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE, OF ASSIGNEE:

_____________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________                   _______________________________
                                                 Signature
                                      Sign exactly as name appears on the front of this Security [SIGNATURE MUST BE
                                      GUARANTEED by a member of a recognized
                                      Medallion Guarantee Program]

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.